UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

THE THAI CAPITAL FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Thai Capital Fund, Inc.

c/o Daiwa Securities Trust Company
One Evertrust Plaza
Jersey City, New Jersey 07302-3051
(201) 915-3054

April 25, 2012

Dear Stockholders:

The Annual Meeting of Stockholders (the "Meeting") of The Thai Capital Fund, Inc., a Maryland corporation (the "Fund"), will be held on Monday, June 4, 2012, at the offices of Daiwa Capital Markets America Holdings Inc., Financial Square, 32 Old Slip, 14th Floor, New York, New York 10005, at 4:00 p.m., New York time. A Notice and Proxy Statement regarding the Meeting, proxy card for your vote at the Meeting and a postage prepaid envelope in which to return your proxy card are enclosed. The Notice and Proxy Statement regarding the Meeting are also available over the internet at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=14194.

At the Meeting, the Fund's stockholders will elect a Director of the Fund.

Also at the Meeting, the Fund's stockholders will consider and act upon a proposal to liquidate and dissolve the Fund pursuant to the Plan of Liquidation and Dissolution (the "Plan") unanimously adopted by the Board of Directors of the Fund (the "Board"). The Board has declared that liquidation of the Fund is advisable in view of its underperformance, small asset size, relatively high expense ratio and the persistent discount to net asset value at which its shares trade.

In addition, the stockholders who are present at the Meeting of the Fund will hear an investment report on the Fund and will have an opportunity to discuss matters of interest to them.

If you will not be able to attend the Meeting in person, please take the time now to review the accompanying materials and authorize your proxies to vote your shares. Your vote is important.

The Board has recommended that the stockholders vote in favor of the foregoing matters.

Respectfully,

Martin J. Gruber

Chairman of the Board of Directors of The Thai Capital Fund, Inc.

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOUR VOTE IS IMPORTANT REGARDLESS OF THE SIZE OF YOUR HOLDINGS IN THE FUND. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU ARE STRONGLY URGED TO AUTHORIZE YOUR PROXIES TO VOTE YOUR SHARES OVER THE INTERNET OR VIA THE TOLL-FREE TELEPHONE NUMBER, AS DESCRIBED IN THE ACCOMPANYING MATERIALS. AS AN ALTERNATIVE, PLEASE PROMPTLY SIGN AND MAIL THE ENCLOSED COPY OF THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE TO ENSURE A QUORUM AT THE MEETING.

YOUR VOTE IS IMPORTANT.

The Thai Capital Fund, Inc.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
JUNE 4, 2012

To the Stockholders of
The Thai Capital Fund, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of The Thai Capital Fund, Inc., a Maryland corporation (the "Fund"), will be held at the offices of Daiwa Capital Markets America Holdings Inc., Financial Square, 32 Old Slip, 14th Floor, New York, New York 10005, on Monday, June 4, 2012, at 4:00 p.m., New York time, for the following purposes:

1.  To consider and vote upon election of a Director of the Fund to serve until the 2015 Annual Meeting of Stockholders and until his successor is duly elected and qualifies.

2.  To consider and act upon a proposal to liquidate and dissolve the Fund pursuant to the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund.

3.  To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

On or about April 25, 2012, the Fund mailed stockholders a paper copy of the Proxy Statement, as well as a proxy card (the "Proxy Materials"), which you may complete, sign and return by mail. The Proxy Materials provide you with instructions on how to authorize your proxies to vote your shares via the internet and a telephone number you may call to authorize your proxies to vote your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON JUNE 4, 2012: As of the date of mailing the Proxy Materials, all stockholders have the ability to access this Notice and the Proxy Statement over the internet at: http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=14194.

The Fund's Board of Directors has fixed the close of business on March 19, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

You are cordially invited to attend the Meeting. Any stockholder who does not expect to attend the Meeting in person is requested to authorize your proxies to vote over the internet, by telephone or by completing, dating and signing the enclosed proxy card and returning it promptly. You may nevertheless vote in person at the Meeting if you choose to attend. Your vote is important. The proxy is being solicited by the Board of Directors.

By order of the Board of Directors,

/s/ John J. O'Keefe

John J. O'Keefe

Vice President, Secretary and Treasurer

April 25, 2012

The Thai Capital Fund, Inc.

QUESTIONS AND ANSWERS RELATING TO
THE PROPOSED LIQUIDATION AND DISSOLUTION OF THE FUND

Although we recommend that you read the complete Proxy Statement, for your convenience, we have provided a brief overview of issues relevant to the proposals.

Q:  WHAT IS THIS DOCUMENT AND WHY DID WE SEND IT TO YOU?

A:  This document contains the Notice of Annual Meeting of Stockholders (the "Notice") of The Thai Capital Fund, Inc., a Maryland corporation (the "Fund"), and Proxy Statement, which provide you with information regarding the proposals that will be presented at the Annual Meeting of Stockholders (the "Meeting") and provides you with other information relating to the Meeting. You are receiving this proxy material because you own shares of the Fund.

  At the Annual Meeting, the Fund's stockholders are being asked to vote to (i) elect one director of the Fund as more particularly described in Proposal 1 and (ii) approve the liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Dissolution (the "Plan") as more particularly described in Proposal 2. The Board of Directors of the Fund (the "Board") recommends the approval of Proposals 1 and 2.

Q:  WHY IS THE LIQUIDATION AND DISSOLUTION OF THE FUND BEING PROPOSED?

A:  As discussed in more detail in the enclosed Proxy Statement, in response to the Fund's underperformance, small asset size, persistent trading discount, and relatively high expense ratio, and as part of its general oversight responsibilities, the Board has regularly discussed and reviewed with Fund management various possible measures to address the discount and enhance stockholder value. After reviewing the various options available to the Fund, at a special meeting held on March 8, 2012, the Board unanimously determined that, under the circumstances, liquidation of the Fund is advisable in view of its underperformance, small asset size, relatively high expense ratio and the persistent discount to net asset value at which its shares trade. Following review and discussions with management and Fund counsel, the Fund's Directors, each of whom is considered an independent director and not an "interested person" of the Fund, then approved and authorized the orderly liquidation of the Fund, and unanimously adopted the Plan and directed that the liquidation and dissolution of the Fund be submitted for consideration by the Fund's stockholders.

Q:  WHO IS ELIGIBLE TO VOTE?

A:  Stockholders of record of the Fund as of the close of business on the record date (March 19, 2012) are entitled to be present and to cast one vote for each full share and a fractional vote for each fractional share they hold, on the proposals presented at the Meeting or any adjournment or postponement thereof.

Q:  WHAT VOTE IS REQUIRED?

A:  The election of the nominee as a Director of the Fund under Proposal 1 will require the affirmative vote of a majority of the votes cast at the Meeting. Approval of the liquidation and dissolution of the Fund under Proposal 2 requires the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock of the Fund.

Q:  HOW CAN A QUORUM BE ESTABLISHED?

A:  A majority of the Fund's outstanding shares as of the record date, present in person or represented by proxy, constitutes a quorum at the Meeting. Proxies returned for shares that represent broker non-votes, and shares whose proxies reflect an abstention on Proposal 2, are counted as shares present and entitled to vote for purposes of determining the presence of a quorum. However, since such shares are not voted in favor of Proposal 2, they have the effect of counting as a vote AGAINST Proposal 2. In the event that the necessary quorum to transact business or the vote required to approve the Plan is not obtained at the Meeting, the chairman of the meeting or the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law, to permit further solicitation of proxies with respect to such proposal.

Q:  WHAT WILL HAPPEN IF THE LIQUIDATION AND DISSOLUTION OF THE FUND IS APPROVED AT THE MEETING?

A:  The Plan will become effective only upon (a) its adoption and approval by the holders of 66 2/3% of the outstanding shares of the Fund and (b) the satisfactory resolution in the sole discretion of the Board of any and all possible claims pending against the Fund and/or its Board (the "Effective Date"). Following these two events, the Fund (i) will cease to invest its assets in accordance with its investment objective and will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash or cash equivalents, (ii) will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, and (iii) will dissolve in accordance with the Plan and will file Articles of Dissolution with the State of Maryland.

  If the Plan is approved by stockholders, management, under the oversight of the Board and the officers of the Fund, will proceed to wind up the Fund's affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. The Fund cannot predict at this time how long it will take to accomplish an orderly liquidation.

Q:  WHAT WILL HAPPEN IF THE LIQUIDATION AND DISSOLUTION OF THE FUND IS NOT APPROVED?

A:  In the event that 66 2/3% of the outstanding shares of common stock of the Fund are not voted in favor of the Plan, with the result that the Plan is not approved, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies. In the event the Plan is not approved, the Board presently intends to meet to consider what, if any, steps to take in the best interests of the Fund and its stockholders, including the possibility of resubmitting the Plan or another plan of liquidation and dissolution to stockholders for future consideration.

Q:  WHO IS AST FUND SOLUTIONS, LLC?

A:  AST Fund Solutions, LLC is a third party proxy solicitation agent that the Fund has engaged to contact stockholders and record proxy votes. In order to hold a stockholder meeting, a quorum must be reached. If a quorum is not attained, the meeting must adjourn to a future date. Voting your shares immediately will help minimize additional solicitation expenses and prevent the need to call you to solicit your vote.

Q:  WHO IS PAYING FOR THIS PROXY MAILING AND FOR THE OTHER EXPENSES AND SOLICITATION COSTS ASSOCIATED WITH THIS STOCKHOLDER MEETING?

A:  The expenses connected with the solicitation of these proxies will be borne by the Fund. The Fund will reimburse banks, brokers and other persons holding the Fund's shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

Q:  HOW CAN I VOTE?

A:  To authorize your proxies to vote your shares, you may use any of the following methods:

  •  By Mail. Please complete, date and sign your proxy card before mailing it in the enclosed postage-paid envelope.

  •  By Internet. Have your proxy card available. Go to the website on the proxy card. Enter your control number from your proxy card. Follow the simple instructions found on the website.

  •  By Telephone. Have your proxy card available. Call the toll-free number on the proxy card. Enter your control number from your proxy card. Follow the simple instructions.

  Stockholders can also vote in person at the meeting.

Q:  HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A:  The Board recommends that you vote "FOR" Proposals 1 and 2.

Q:  WILL MY VOTE MAKE A DIFFERENCE?

A:  Yes. Your vote is needed to ensure that the proposals are approved. Your immediate response will help save on the costs and inconvenience of further solicitations for a stockholder vote. We encourage you to participate in the governance of the Fund.

Q:  WHO SHOULD I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE ANY QUESTIONS ABOUT THE ENCLOSED PROXY STATEMENT?

A:  Please contact the Fund's proxy soliciting agent at (800) 443-5182.

PLEASE VOTE.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

The Thai Capital Fund, Inc.

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of THE THAI CAPITAL FUND, INC., a Maryland corporation (the "Fund"), for use at the Annual Meeting of Stockholders (the "Meeting"), to be held at the principal office of Daiwa Capital Markets America Holdings Inc., Financial Square, 32 Old Slip, 14th Floor, New York, New York 10005, on Monday, June 4, 2012, at 4:00 p.m., New York time and at any adjournments thereof.

This Proxy Statement, the Notice of Annual Meeting of Stockholders, the enclosed proxy card and a postage prepaid envelope in which to return your proxy card (the "Proxy Materials") are first being mailed to stockholders on or about April 25, 2012. The Proxy Materials will instruct how you may access and review the important information contained in the Proxy Materials on the internet, as well as how you may submit your proxy card via the internet. You may also authorize your proxies to vote your shares via touchtone telephone by dialing 1-800-PROXIES (please call 1-718-921-8500 for calls from outside the United States). Any stockholder giving a proxy in advance of the Annual Meeting has the power to revoke it by mail (addressed to the Secretary of the Fund, c/o Daiwa Securities Trust Company, One Evertrust Plaza, 9th Floor, Jersey City, New Jersey 07302-3051) by executing a superseding proxy, by attending the Meeting in person and voting at the Meeting or by submitting a notice of revocation to the Fund. All properly executed proxy cards received in time for the Meeting will be voted as specified in the proxy card or, if no specification is made, FOR each proposal referred to in this Proxy Statement. Abstentions will have no effect on Proposal 1 and the effect of a vote AGAINST Proposal 2. Shares owned by any stockholder who attends the Meeting but does not cast a vote are included in the determination of the number of shares present at the Meeting and will also have the effect of a vote AGAINST Proposal 2.

The Fund will furnish, without charge, a copy of its Annual Report for its most recent fiscal year to any stockholder requesting such report. Requests for the Annual Report should be made by writing to the Fund at the Fund's principal executive offices, c/o Daiwa Securities Trust Company, One Evertrust Plaza, 9th Floor, Jersey City, New Jersey 07302-3051, attention: Shareholder Relations, or by calling collect at (201) 915-3054.

The Board has fixed the close of business on March 19, 2012 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. Stockholders on the Record Date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of the Record Date, the Fund had outstanding 3,564,814 shares of common stock.

The Fund's management knows of no business other than that mentioned in the Notice of Meeting, which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the proxy card to vote in accordance with their discretion.

It is essential that stockholders authorize their proxies to vote their shares over the internet, by telephone or by completing, dating, signing and returning the enclosed paper proxy card using the enclosed envelope. Stockholders are able to authorize their proxies to vote their shares over the internet at www.proxyvote.com. The internet procedures are designed to authenticate a stockholder's identity to allow stockholders to authorize their proxies to vote their shares and confirm that their instructions have been properly recorded. Stockholders will also be able to obtain the toll free number to authorize their proxies to vote their shares via touchtone telephone after viewing the Proxy Materials over the internet at https://secure.amstock.com/voteproxy/login2.asp.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSALS 1 AND 2.

Proposal 1: ELECTION OF DIRECTORS

Persons named in the proxy card intend, in the absence of contrary instructions, to vote all proxies FOR the election of Richard J. Herring as a Class III Director of the Fund.

Mr. Herring will serve as a Class III Director until the 2015 Annual Meeting of Stockholders and until his successor is duly elected and qualifies. If Mr. Herring should be unable to serve due to an event that is not now anticipated, the proxies will be voted for such person, if any, as shall be designated by the Board to replace him.

Mr. Herring has consented to be named in this Proxy Statement and to serve as a Director of the Fund if elected. The Board has no reason to believe that Mr. Herring will become unavailable for election as a Director, but if that should occur before the Meeting, the persons named as proxies in the proxy cards will vote for such person as the Board of the Fund may recommend.

The election of Mr. Herring as a Director of the Fund will require the affirmative vote of a majority of the votes cast at the Meeting at which a quorum is present. A majority of the Fund's outstanding shares as of the Record Date, represented in person or represented by proxy, will constitute a quorum of stockholders at the Meeting. For purposes of Proposal 1, abstentions will be counted in determining whether a quorum is present at the Meeting, but will not be counted as votes cast at the Meeting.

Information Concerning Directors and Nominees

The following table sets forth information concerning the nominee for Director of the Fund, as well as the other current Directors of the Fund. Neither the Director nominee nor any other current Director of the Fund is deemed by the Fund's counsel to be an "interested person" (as defined in the U.S. Investment Company Act of 1940, as amended (the "1940 Act")) of the Fund.

Name (Age) and Address of Nominees/Directors	Principal Occupation or Employment During Past Five Years	Director Since(1)	Dollar Range of Equity Securities in the Fund(2)	Aggregate Dollar Range of Equity Securities in all Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies(2)	Number of Funds in Fund Complex Overseen by Director(3)	Other Directorships During Past Five Years
Martin J. Gruber (74) 229 South Irving Street Ridgewood, NJ 07450	Professor Emeritus and Scholar in Residence, Leonard N. Stern School of Business, New York University, since 2010; previously Professor of Finance, from 1965 to 2010.	Class I Director since 2000	$10,001- 50,000	$50,001-100,000	2	Director, The Singapore Fund, Inc., since 2000; Director, The Japan Equity Fund, Inc., since 1992; Trustee, DWS Scudder Mutual Funds, from 1992 to 2008; Trustee, C.R.E.F., from 2001 to 2005 and Chairman from December 2003 to 2005; Trustee, National Bureau of Economic Research, since August 2005.

Name (Age) and Address of Nominees/Directors	Principal Occupation or Employment During Past Five Years	Director Since(1)	Dollar Range of Equity Securities in the Fund(2)	Aggregate Dollar Range of Equity Securities in all Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies(2)	Number of Funds in Fund Complex Overseen by Director(3)	Other Directorships During Past Five Years
David G. Harmer (68) 10911 Ashurst Way Highlands Ranch, CO 80130	Retired; Director of Community and Economic Development, City of Ogden, from July 2005 to October 2008; Public Services Department Director, City of Ogden, from February 2005 to July 2005; Executive Director, Department of Community and Economic Development for the State of Utah, from May 2002 to January 2005.	Class I Director since 2000	$0	$1-10,000	2	Director, The Japan Equity Fund, Inc., since 1997; Director, The Singapore Fund, Inc., since 1996.
Richard J. Herring (66)† 327 South Roberts Road Bryn Mawr, PA 19010	Jacob Safra Professor of International Banking and Professor, Finance Department, The Wharton School, University of Pennsylvania, since July 1972; Founding Director, Wharton Financial Institutions Center, since July 1994; Director, Lauder Institute of International Management Studies, from July 2000 to June 2006; Co-chair of the Shadow Financial Regulatory Committee, since 2000; Executive Director of the Financial Economists Roundtable, since 2008.	Class III Director since 2007	$10,001- 50,000	$10,001-50,000	2	Director, The Singapore Fund, Inc., since 2007; Director, The Japan Equity Fund, Inc., since 2007; Trustee, DWS Scudder Mutual Funds (and certain predecessor Funds), since 1990; Independent Director of Barclays Bank, Delaware, since 2010.

Name (Age) and Address of Nominees/Directors	Principal Occupation or Employment During Past Five Years	Director Since(1)	Dollar Range of Equity Securities in the Fund(2)	Aggregate Dollar Range of Equity Securities in all Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies(2)	Number of Funds in Fund Complex Overseen by Director(3)	Other Directorships During Past Five Years
Rahn K. Porter (57) 944 E. Rim Road Franktown, CO 80116	Senior Vice President and Treasurer, Qwest Communications International Inc., from June 2008 to April 2011; Senior Vice President of Investor Relations, Qwest Communications International Inc., from September 2007 to June 2008; Vice President of Finance, Qwest Communications International Inc., from March 2003 to September 2007.	Class II Director since 2007	$10,001- 50,000	$10,001-50,000	2	Director, BlackRidge Financial, Inc., since March 2005; Director, The Singapore Fund, Inc., since 2007; Director, The Japan Equity Fund, Inc., since 2007; Director, CenturyLink Investment Management Company (formerly known as Qwest Asset Management Company), since 2006.

(1)  Each director serves for a three-year term.

(2)  The information as to beneficial ownership is based on statements furnished to the Fund by the Directors. The dollar value of shares is based upon the market price as of April 25, 2012.

(3)  The Fund is considered part of the same Fund Complex as The Japan Equity Fund, Inc. The term "Fund Complex" means two or more U.S. registered investment companies that share the same investment adviser or principal underwriter or hold themselves out to investors as related companies for purposes of investment and investor services. There are no other U.S. registered investment companies advised by the Fund's investment manager, SCB Asset Management Co., Ltd., or its affiliates. The Fund and The Japan Equity Fund, Inc. share an administrator and have a common website and thus may be deemed to hold themselves out to investors as related companies. Additionally, Messrs. Gruber, Harmer, Herring and Porter serve as Directors of one other registered investment company that is not considered part of the same Fund Complex as the Fund, despite having a common administrator, because they do not hold themselves out to investors as related companies.

†  Nominee for Director.

In light of the Fund's business and structure, the Board believes that each Director's experience, qualifications, attributes or skills on an individual basis and in combination with those of the other Directors lead to the conclusion that each Director should serve in such capacity. Among other attributes common to all Directors are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the investment manager, other service providers, counsel and the independent registered public accounting firm, to exercise effective business judgment in the performance of their duties, and to represent the interests of all of the Fund's stockholders. A Director's ability to perform his duties effectively may have been attained through his educational background or professional training; business, consulting or academic positions; experience from service as a Director, or in various roles at public companies, private entities or other organizations; and/or other life experiences. In addition to these shared characteristics, set forth below is a brief discussion of the specific qualifications, attributes or skills of each Director of the Fund that support the conclusion that each person should serve as a Director.

Martin J. Gruber has served as a Director, Audit Committee member and Nominating and Compensation Committee member since 2000. His relevant experience includes various academic positions, including his current appointment as Professor Emeritus and Scholar in Residence at the Leonard N. Stern School of Business, New York University, with research focuses in portfolio theory and management and fund structure and performance. Mr. Gruber also received a PhD in Finance and Economics from Columbia University in 1966.

David G. Harmer has served as a Director, Audit Committee member and Nominating and Compensation Committee member since 2000. His relevant experience includes being a chairman, president, chief financial officer, corporate controller and director of various private and governmental entities.

Richard J. Herring has served as a Director, Audit Committee member and Nominating and Compensation Committee member since 2007. His relevant experience includes various academic positions, including his current appointment as Jacob Safra Professor of International Banking and Professor, Finance Department at The Wharton School, University of Pennsylvania, with research focuses in international banking and finance. Mr. Herring also received a PhD from Princeton University.

Rahn K. Porter has served as a Director, Chairman of the Audit Committee and Nominating and Compensation Committee member since 2007. His relevant experience includes being a vice president and treasurer of a public telecommunications company and serving as a director of a commercial banking organization and an investment management company.

Based on the information furnished by each of the Directors as of March 19, 2012, neither any of the Directors nor any immediate family member of the Directors owned any securities of the investment manager, or any of its respective affiliates, of the Fund as of such date.

The Board held four regular meetings and one special meeting during its fiscal year ended December 31, 2011. Each current Director attended at least seventy-five percent of the meetings of the Board and any Committee of which he was a member. For annual or special stockholder meetings, Directors may, but are not required to, attend the meetings; and for the Fund's last annual stockholder meeting, each Director attended the meeting.

The Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is responsible for reviewing financial and accounting matters. The members of the Fund's Audit Committee are independent as defined in Sections 803A and 803B(2) of the NYSE Amex US LLC (the "NYSE Amex") Company Guide, each as may be modified or supplemented. The Fund has adopted a formal, written Audit Committee Charter, a copy of which is available at www.daiwast.com. The current members of the Fund's Audit Committee are Messrs. Gruber, Harmer, Herring and Porter. Mr. Porter has been designated as the Fund's "audit committee financial expert," as defined in Item 3 of Form N-CSR, and is presumed to be financially sophisticated for purposes of Section 802B(2) of the NYSE Amex US LLC Company Guide.

The Fund's Audit Committee met four times during its fiscal year. The report of the Fund's Audit Committee, along with certain disclosures regarding fees paid to the Fund's independent registered public accounting firm, are set forth on pages 22 through 23 of this Proxy Statement.

The Board has a Nominating and Compensation Committee, which is responsible for recommending individuals to the Board for nomination as members of the Board and its committees. The Fund's Nominating and Compensation

Committee is composed of Directors who are not interested persons of the Fund and comply with the independence requirements of the NYSE Amex Company Guide for Nominating and Compensation Committee members. The Fund's Nominating and Compensation Committee's actions are governed by the Fund's Nominating and Compensation Committee Charter, a copy of which is available at www.daiwast.com. The current members of the Fund's Nominating and Compensation Committee are Messrs. Gruber, Harmer, Herring and Porter. The Fund's Nominating and Compensation Committee did not meet during its last fiscal year.

Process of Evaluation of Independent Director Candidates

The Fund's Nominating and Compensation Committee identifies individuals qualified to serve as Independent Directors on the Board and on committees of the Board and recommends such qualified individuals for nomination by the Fund's Independent Directors as candidates for election as Independent Directors, advises the Board with respect to Board composition, procedures and committees, monitors and makes recommendations on corporate governance matters and policies and procedures of the Board and any Board committees and oversees periodic evaluations of the Board and its committees. Persons recommended by the Fund's Nominating and Compensation Committee as candidates for nomination as Independent Directors are required to possess such knowledge, experience, skills, expertise and diversity so as to enhance the Board's ability to manage and direct the affairs and business of the Fund, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or any listing requirements of the NYSE Amex. While the Independent Directors of the Fund expect to be able to continue to identify from their own resources an ample number of qualified candidates for the Board as they deem appropriate, they will consider nominations from stockholders to the Board. Nominations from stockholders should be in writing and sent to the Independent Directors as described herein. Assuming that appropriate biographical and background material is provided for Independent Director candidates recommended by stockholders, the Board will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates identified by the Independent Directors of the Fund.

Diversity Policy

The Fund's policy on Board diversity provides that while diversity and variety of experiences and viewpoints represented on the Board should always be considered, a nominee for Director should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a nominee for Director, the Fund's Nominating and Compensation Committee focuses on skills, expertise or background that would complement the existing Board, recognizing that the Fund's business and operations are diverse and global in nature.

Board Leadership Structure and Risk Oversight

The Fund is focused on its corporate governance practices and values independent Board oversight as an essential component of strong corporate performance to enhance stockholder value. The Fund's commitment to independent oversight is demonstrated by the fact that all of its Directors are independent. In addition, all of the members of the Board's committees are independent. The Board acts independently of management and regularly holds independent director sessions of the Board without members of management present.

The Fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of the Board's general oversight of the Fund and is addressed as part of various Board and committee activities. The Fund's investment manager and other service providers also employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. In addition, the Fund's Chief Compliance Officer compiles risk assessments for the Fund which are reviewed by the Board. The Board recognizes that it is not possible to identify all of the risks that may affect the

Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. As part of its regular oversight of the Fund, the Board interacts with and reviews reports from, among others, the Fund's investment manager, the Fund's Chief Compliance Officer, the Fund's independent registered public accounting firm and counsel, as appropriate, regarding risks faced by the Fund and applicable risk controls. In addition, the Fund's Administrator, Daiwa Securities Trust Company ("DSTC"), prepares an operations memorandum for the Fund which is distributed to the Board prior to each quarterly meeting. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Stockholder Communications

Stockholders may send communications to the Board. Stockholders should send communications intended for the Board by addressing the communication directly to the Board (or individual Board members) and/or otherwise clearly indicating in the salutation that the communication is for the Board (or individual Board members) and by sending the communication to either the Fund's office or directly to such Board member(s) at the address specified for each Director above. Other stockholder communications received by the Fund not directly addressed and sent to the Board will be reviewed and generally responded to by management, and will be forwarded to the Board only at management's discretion based on the matters contained therein.

Officers of the Fund

Name (Age) and Address of Directors/Officers	Principal Occupation or Employment and Directorships in Publicly Held Companies During Past Five Years	Director or Officer of Fund Since
John J. O'Keefe (53) One Evertrust Plaza Jersey City, NJ 07302-3051	Vice President and Treasurer, The Japan Equity Fund, Inc. and The Singapore Fund, Inc., since 2000; Secretary, The Japan Equity Fund, Inc. and The Singapore Fund, Inc., since March 2011; Vice President, Fund Accounting Department of Daiwa Securities Trust Company since June 2000.	Vice President and Treasurer of the Fund since 2000; Secretary of the Fund since March 2011
Anthony Cambria (57) One Evertrust Plaza Jersey City, NJ 07302-3051	Chief Compliance Officer, The Singapore Fund, Inc. and The Japan Equity Fund, Inc., since 2004; Director and Executive Vice President, Daiwa Securities Trust Company, since 1999.	Chief Compliance Officer of the Fund since 2004
Leonard B. Mackey, Jr. (61) 31 West 52nd Street New York, NY 10019-6131	Consultant, since 2007, and Partner from 1983 to 2007, in the law firm of Clifford Chance US LLP; Assistant Secretary, The Singapore Fund, Inc. and The Japan Equity Fund, Inc., since 2004.	Assistant Secretary of the Fund since 2004

Transactions with and Remuneration of Officers and Directors

The aggregate fee remuneration for Directors of the Fund not affiliated with the Fund's investment manager was $44,475 and $44,000 for the fiscal years ended December 31, 2011 and 2010, respectively. Each such non-affiliated Director currently receives fees, paid by the Fund, of $650 for each Directors' meeting attended in person or by telephone, $475 for each audit committee meeting attended in person or by telephone and an annual fee of $5,000.

The officers of the Fund did not receive any compensation from the Fund. Masaaki Goto, who resigned from the Board on June 2, 2011, was the Fund's only Director who was an interested person of the Fund and did not receive any compensation from the Fund. As of June 2, 2011, all of the Fund's Directors are independent. DSTC, which pays the compensation and certain expenses of the officers of DSTC who serve as officers of the Fund, receives administration and custodian fees from the Fund.

Set forth below is a chart showing the aggregate fee compensation paid by the Fund (in U.S. dollars) to each of its Directors during the Fund's most recent fiscal year, as well as the total fee compensation paid to each Director by the Fund and by other registered investment companies in the same Fund Complex as the Fund for their services as Directors of such investment companies during their respective fiscal years. In all cases, there were no pension or retirement benefits accrued as part of the Fund's expenses.

Name of Director	Aggregate Compensation From The Fund	Total Compensation From Fund and Fund Complex Paid to Directors
Martin J. Gruber	$9,025	$19,675
David G. Harmer	$8,375	$18,275
Richard J. Herring	$9,025	$19,675
Rahn K. Porter	$9,025	$19,675

Proposal 2: TO APPROVE THE LIQUIDATION AND DISSOLUTION OF THE FUND

At a special meeting of the Board held on March 8, 2012, the Board unanimously approved a proposal to liquidate and dissolve the Fund pursuant to a Plan of Liquidation and Dissolution (the "Plan"), a copy of which is attached as Appendix A. As permitted under the Maryland General Corporation Law (the "MGCL") and in accordance with the provisions of the Fund's charter (the "Charter"), the liquidation and dissolution of the Fund pursuant to the Plan requires the affirmative vote of the holders of 66 2/3% of the Fund's stockholders.

At your upcoming Meeting, you will be asked to approve the liquidation and dissolution of the Fund and the Plan, which is described in more detail in this Proxy Statement. The Board unanimously recommends that you vote FOR this Proposal 2 for the reasons discussed below.

If the Fund's stockholders approve the liquidation and dissolution of the Fund pursuant to the Plan, the Fund's management, under the oversight of the Board, will proceed to wind up the Fund's affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. The Fund will then set aside, in cash or cash equivalents, the amount of all known or reasonably ascertainable liabilities and obligations of the Fund and make two liquidating distributions of the remaining cash to stockholders. The amounts to be distributed to stockholders of the Fund will be reduced by the expenses of the Fund in connection with the liquidation and dissolution of the Fund pursuant to the Plan, as described in more detail below under "Distribution Amounts." If stockholders do not approve the liquidation and dissolution of the Fund pursuant to the Plan, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies while the Board considers what, if any, steps to take in the best interests of the Fund and its stockholders, including the possibility of resubmitting the Plan or another plan of liquidation and dissolution to stockholders for future consideration.

Background

The Fund was incorporated in Maryland on March 14, 1990, and commenced operations on May 30, 1990 as a non-diversified, closed-end management investment company registered under the 1940 Act. The Fund's investment objective is to seek long-term capital appreciation through investment primarily in equity securities of Thai companies. The Fund's investments in Thailand are made through a wholly-owned Investment Plan established under an agreement between SCB Asset Management Co., Ltd. (the "Manager"), the Fund's investment manager, and the Fund. The Fund's investments through the Investment Plan are managed by the Manager.

As of December 31, 2011, the Fund had net assets of US$35.8 million, representing a decline in net assets of 12.95% for the year ended December 31, 2011. In comparison, the Stock Exchange of Thailand Index (the "SET"),

the Fund's benchmark, decreased 5.55% during the same period, in U.S. dollar terms. The Fund also underperformed the SET Index for the three- and five-year periods ending December 31, 2011.

Shares of closed-end equity funds typically trade in the marketplace at a discount to their net asset value ("NAV") per share. This has been true in the case of the Fund, whose shares of common stock have consistently traded at a discount to NAV for the past several years. The Board has, over an extended period of time, attempted to address the discount issue. The Fund's shares, however, have continued to trade at a discount. During the one-, three- and five-year periods ended December 31, 2011, the Fund's shares traded at an average discount of approximately 12.24%, 12.66% and 8.43%, respectively.

As of April 16, 2012, the Fund's shares were trading at a discount of 3.62%, which represents a substantial reduction from the discount at which the Fund's shares were trading prior to the Fund's announcement on March 8, 2012 of the proposal to liquidate and dissolve the Fund. The Fund's management believes that the reduced current discount is a direct result of the announcement that the Board has determined to submit to stockholders this proposal to liquidate and dissolve the Fund.

Additionally, the Fund's asset size is relatively small compared to other closed-end funds. As a result, the Fund's stockholders bear the impact of certain fixed costs more acutely than if they were invested in a larger fund. The Fund has historically had higher operating expenses when compared to larger funds. A higher expense ratio further reduces investment returns to stockholders. For several years, the Board has undertaken various steps to reduce the Fund's operating expenses. Notably, on June 2, 2011 the Board voted not to renew the Fund's International Investment Advisory Agreement with Daiwa SB Investments (Singapore) Ltd. ("Daiwa SB"), and the agreement was terminated effective June 2, 2011. This termination eliminated the advisory fees that the Fund had been paying to Daiwa SB. Additionally, the Fund has negotiated fee waivers from DSTC, the Fund's administrator, and discounts with many of its major vendors. Despite these efforts, and primarily because of the Fund's relatively small size, the Fund still has a relatively high expense ratio (currently, approximately 2.0%) compared with those of other closed-end funds in the Fund's peer group.

Board Considerations

In response to the Fund's underperformance, small asset size, persistent trading discount, and relatively high expense ratio, and as part of its general oversight responsibilities, the Board has regularly discussed and reviewed with Fund management various possible measures to address the discount and enhance stockholder value. In particular, the Board has considered the possibility of converting the Fund to an open-end fund, repurchasing shares in the open market or conducting a tender offer to repurchase the Fund's shares. The Board has repeatedly determined that none of these options were likely to enhance stockholder value, primarily due to the Fund's small asset size.

The Board concluded that converting the Fund to an open-end fund was not a practical option for two reasons. First, the Fund would likely receive significant redemption requests upon converting to an open-end fund which could cause the Fund to become too small to be considered economically viable. Second, open-ending would likely result in a substantially higher expense ratio which would unfairly burden the Fund's remaining stockholders. The Board also concluded that a large scale tender offer or share repurchase program was not feasible for a Fund already at a sub-optimal size.

The Board has also periodically considered conducting a rights offering to increase the Fund's asset size. However, the Board determined that a rights offering was not a suitable option for the Fund since, given the persistent discount to NAV at which the Fund's shares trade, a rights offering would have a significant dilutive effect on the Fund's existing stockholders.

On December 16, 2011, one of the Fund's stockholders submitted for inclusion in this Proxy Statement, a proposal to terminate the Fund's investment management agreement with the Manager. At a series of in-person and telephonic meetings over the course of the following months the Board considered various options available to the Fund, including finding a new manager for the Fund, merging with another closed-end or open-end fund, and liquidation and dissolution of the Fund. The Board received information regarding the cost, timing, viability and other factors bearing on these alternatives. After careful consideration, the Board determined that neither merging nor finding a new manager for the Fund was a viable option at this point in time because of a lack of interest on the part of suitable investment managers and merger candidates.

Based upon the foregoing considerations and other relevant factors, at a special meeting held on March 8, 2012, the Board determined that, under the circumstances, liquidation of the Fund is advisable in view of its underperformance, small asset size, relatively high expense ratio and the persistent discount to net asset value at which its shares trade. Following review and discussions with management and Fund counsel, the Fund's directors, each of whom is considered an independent director and not an "interested person" of the Fund, then unanimously approved and authorized the orderly liquidation of the Fund and adopted the Plan and directed that the Plan be submitted for consideration by the Fund's stockholders. A copy of the Plan is attached hereto as Appendix A.

Following the Fund's announcement on March 8, 2012 that the Board had approved the Plan and would be submitting to stockholders a proposal to approve the liquidation and dissolution of the Fund pursuant to the Plan, the stockholder proposal to terminate the Fund's investment management agreement with the Manager was withdrawn. Accordingly, that proposal is not included in this Proxy Statement.

If liquidation and dissolution of the Fund pursuant to the Plan is approved by stockholders, management, under the oversight of the Board and the officers of the Fund, will proceed to wind up the Fund's affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. The Fund cannot predict at this time how long it will take to accomplish an orderly liquidation. See "Additional Considerations" below. If the liquidation and dissolution of the Fund pursuant to the Plan is not approved by stockholders, the Directors will consider whether another course of action would benefit the Fund and its stockholders.

Summary of Plan of Liquidation and Dissolution

The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan which is attached hereto as Exhibit A. Stockholders are urged to read the Plan in its entirety.

Effective Date of the Plan and Cessation of the Fund's Activities as an Investment Company. The Plan will become effective only upon (a) its adoption and approval by the holders of 66 2/3% of the outstanding shares of the Fund and (b) the satisfactory resolution in the sole discretion of the Board of any and all possible claims pending against the Fund and/or its Board (the "Effective Date"). Following these two events, the Fund (i) will cease to invest its assets in accordance with its investment objective and will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash or cash equivalents, provided, however, that after stockholder approval of the Plan, the Board may authorize the commencement of the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars, (ii) will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, and (iii) will dissolve in accordance with the Plan and will file Articles of Dissolution with the State of Maryland (Plan, Sections 1-2, 5 and 12). The Fund will, nonetheless, continue to meet the source of income, asset diversification and distribution requirements applicable to regulated investment companies under the U.S. Internal Revenue Code of 1986, as amended (the "Code"), through the last day of its final taxable year ending on liquidation.

Closing of Books and Restriction on Transfer of Shares. The proportionate interests of stockholders in the assets of the Fund will be fixed on the basis of their holdings on the Effective Date, or on such later date as may be determined by the Board (the "Determination Date"). On the Determination Date, the books of the Fund will be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets will not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the NYSE Amex (Plan, Section 3).

Liquidation Distributions. The distribution of the Fund's assets will be made in up to two cash payments in complete cancellation of all the outstanding shares of common stock of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge (a) any unpaid liabilities and obligations of the Fund on the Fund's books on the First Distribution date, and (b) any liabilities as the Board reasonably deems to exist against the assets of the Fund on the Fund's books. However, there can be no assurance that the Fund will be able to declare and pay the First Distribution. If the First Distribution is declared and paid, the amount of the First Distribution currently is uncertain. A second distribution (the "Second Distribution"), if necessary, is anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund.

Each stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the stockholder's proportionate interest in the net assets of the Fund as of the Determination Date. Each stockholder holding stock certificates of the Fund will receive a confirmation showing the number of shares represented by such stock certificates and the total number of outstanding shares of the Fund as of the Determination Date. This confirmation will include an advice that each stockholder will be paid such stockholder's proportionate interest in the net assets of the Fund in cash upon return of the stock certificate. Stockholders holding stock certificates should consider arranging with the Fund's transfer agent a return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The transfer agent is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219. The transfer agent can be reached by telephone at (866) 669-9905 or by e-mail at info@amstock.com. All stockholders will receive information concerning the sources of the liquidating distribution (Plan, Section 7).

Expenses of Liquidation and Dissolution. All of the expenses incurred by the Fund in carrying out the Plan will be borne by the Fund (Plan, Section 8).

Continued Operation of the Fund. The Plan provides that the Board has the authority to authorize such variations from or amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland, the 1940 Act, the Charter, the Amended and Restated Bylaws of the Fund, as amended and supplemented (the "Bylaws") and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and, in the judgment of the Board, will materially and adversely affect the interests of the Fund's stockholders, such variation or amendment will be submitted to the Fund's stockholders for approval. In addition, the Board may abandon the liquidation and dissolution of the Fund pursuant to the Plan prior to the time Articles of Dissolution are accepted for record by the State Department of Assessments and Taxation of Maryland if the Board determines that such abandonment would be advisable and in the best interests of the Fund and its stockholders (Plan, Sections 9 and 10). However, it is the Board's current intention to liquidate and dissolve the Fund as soon as practicable following the settlement of all possible claims pending against the Fund and/or the Board.

Distribution Amounts

The Fund's net assets on March 19, 2012 were $42,953,766. At such date, the Fund had 3,564,814 shares outstanding. Accordingly, on March 19, 2012, the NAV per share of the Fund was $12.05. The NAV per share of the Fund will change before the Plan becomes effective. The amounts to be distributed to stockholders of the Fund upon liquidation will be reduced by the expenses of the Fund in connection with the liquidation and portfolio transaction costs as well as any costs incurred in resolving any claims that may arise against the Fund and/or the Board. The total amount estimated to be spent in connection with the solicitation of stockholders pursuant to this proxy statement, including the costs associated with the preparation, printing and mailing of the Proxy Statement, is approximately $23,000. The total amount estimated to be spent in connection with the liquidation and dissolution of the Fund, excluding such proxy solicitation expenses, is approximately $175,000. Such approximate amount includes estimated portfolio transaction costs (including amounts allocated for dealer markup on securities traded over the counter) of approximately $90,000 (although actual portfolio transaction costs will depend upon the composition of the portfolio and the timing of the sale of portfolio securities); estimated costs of any extension of the Directors' and Officers' liability insurance policy; any fees charged by state or federal agencies; transfer agent fees; legal fees and other miscellaneous costs. Actual liquidation expenses and portfolio transaction costs may vary. Any increase in such costs will be funded from the cash assets of the Fund and will reduce the amount available for distribution to stockholders.

U.S. Federal Income Tax Consequences

The following is a general discussion of certain material U.S. federal income tax considerations for stockholders who are United States persons and who are holding their stock as capital assets (generally, property held for investment) for U.S. federal income tax purposes with respect to the liquidation and dissolution of the Fund. This discussion is based on current U.S. federal income tax laws in effect on the date of this Proxy Statement. Future legislative or administrative changes or court decisions might significantly alter these tax consequences, and any such changes or decisions might be retroactive. The Fund has not sought a ruling from the Internal Revenue Service (the "IRS") with respect to this liquidation and dissolution. The statements below are, therefore, not binding upon the IRS, and there can be no assurance that the IRS will concur with this summary or that the tax consequences to any stockholder upon receipt of the liquidation distributions will be as set forth below.

This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to specific stockholders in light of their particular circumstances or to stockholders subject to special treatment under U.S. federal income tax law (such as financial institutions, insurance companies, tax-exempt entities, broker-dealers, pension plans or persons that have a "functional currency" other than the U.S. dollar). This discussion does not address any U.S. state or local tax considerations. Implementing the Plan may impose unanticipated tax consequences on stockholders and affect stockholders differently, depending on their particular tax situations independent of the Plan.

If its stockholders approve the Plan, the Fund will sell its assets and distribute the proceeds and any income to stockholders. The Fund anticipates that it will retain its qualification for treatment as a regulated investment company during the liquidation period and will make all required distributions so that it will not be taxed on the Fund's net gain, if any, realized from the sale of its assets. The Fund may, if eligible, treat all or a portion of the amounts required to be distributed as having been paid out as part of the liquidation distributions.

The Fund expects to treat all or a portion of its investment company taxable income, if any, and its net capital gains, if any, required to be distributed for the taxable years ending at or prior to the dissolution date, as an income dividend or capital gain distribution, as applicable, on account of the Fund's final taxable year as having been paid out as liquidation distributions made to the Fund's stockholders in complete liquidation of the Fund. As described in the next paragraph, any such liquidation distributions (in lieu of an income dividend or capital gain distribution) will be treated for U.S. federal income tax purposes as having been received by Fund stockholders as consideration for a sale or exchange of their Fund stock. However, to the extent necessary, the Fund may declare, before the date of dissolution, a dividend or dividends which, together with all previous such dividends, will have the effect of distributing to the Fund's stockholders all or a portion of such income for the taxable years ending at or prior to the dissolution date (computed without regard to any deduction for dividends paid), if any, realized in the taxable years ending at or prior to the dissolution date (after reduction for any capital loss carry-forward) and any additional amounts necessary to avoid any income or excise tax for such periods. The tax consequences to stockholders from any such dividends will be the same as is normally the case.

A stockholder who receives liquidating distributions will be treated as having received the distribution in exchange for the stockholder's stock in the Fund and will recognize gain or loss based on the difference between the amount received and the stockholder's basis in the Fund stock. If a stockholder holds stock as capital assets, the gain or loss will be characterized as a capital gain or loss. If the stock has been held for more than one year, any such gain will be treated as long-term capital gain, taxable to individual stockholders at a maximum U.S. federal tax rate of 15%, and any such loss will be treated as long-term capital loss. Capital gain or loss on stock held for one year or less will be treated as short-term capital gain or loss, except that any loss realized with respect to stock in the Fund held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends that were received on the stock.

Liquidating distributions to a stockholder may be subject to backup withholding. Generally, stockholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the Fund, those who, to the Fund's knowledge, have furnished an incorrect number, and those who underreport their tax liability. Certain stockholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's U.S. federal income tax liability.

Impact of the Plan on the Fund's Status Under the 1940 Act

On the Effective Date, the Fund will cease doing business as an investment company and, as soon as practicable, will apply for deregistration under the 1940 Act. It is expected that the Securities and Exchange Commission will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund's activities as an investment company and its deregistration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action (Plan, Sections 1, 2 and 9).

Until the Fund's deregistration as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

Procedure For Dissolution Under Maryland Law

After the Effective Date, pursuant to the MGCL, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland, and will become effective in accordance with such law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized (Plan, Sections 2 and 12).

Appraisal Rights

Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan (Plan, Section 14).

Quorum and Required Vote

Under the MGCL and pursuant to the Charter and Bylaws, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock of the Fund entitled to vote thereon is required to approve the liquidation and dissolution of the Fund pursuant to the Plan. For purposes of the vote on Proposal 2, abstentions and broker non-votes will have the same effect as a vote against the liquidation and dissolution of the Fund pursuant to the Plan. The holders of a majority of the Fund's outstanding common stock entitled to vote at the Meeting, present in person or by proxy, constitutes a quorum for the transaction of business at the Meeting. In the event that the necessary quorum to transact business or the vote required to approve the Plan is not obtained at the Meeting, the chairman of the meeting or the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law, to permit further solicitation of proxies with respect to such proposal. Any such adjournment with respect to a proposal will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Meeting and voting on that proposal. The persons named as attorneys in the enclosed proxy card will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting. The inspectors of election, on behalf of the Fund, will determine whether or not a quorum is present at the Meeting. The inspectors of election will treat abstentions and "broker non-votes" (i.e., shares held by brokers or nominees, typically in "street name," as to which proxies have been returned but (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular mater) as present for purposes of determining a quorum.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting. The Fund expects that broker-dealer firms holding shares of the Fund in "street name" for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on Proposal 2. The Fund understands that, under the rules of the NYSE Amex, such broker-dealers may not, without instructions from such customers and clients, grant authority to the proxies designated by the Fund to vote on the proposal to liquidate the Fund if no instructions have been received prior to the date specified in the broker-dealer firm's request for voting instructions. Therefore, if beneficial owners do not provide proxy instructions or do not return a proxy card that specifies how they wish to vote on Proposal 2, such action will have the same effect as a vote against Proposal 2.

In the event that 66 2/3% of the outstanding shares of common stock of the Fund are not voted in favor of the liquidation and dissolution of the Fund pursuant to the Plan, with the result that the liquidation and dissolution of the Fund as set forth in the Plan is not approved, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies. In the event the liquidation and dissolution of the Fund pursuant to the Plan is not approved, the Board presently intends to meet to consider what, if any, steps to take in the best interests of the Fund and its stockholders, including the possibility of resubmitting the liquidation and dissolution of the Fund pursuant to the Plan or another plan of liquidation and dissolution to stockholders for future consideration. Also, if the liquidation and dissolution of the Fund pursuant to the Plan is not approved by stockholders, the Board will promptly meet to consider other options to attempt to improve the Fund's performance, reduce the Fund's expense ratio and reduce the discount to NAV at which the Fund's shares trade.

Additional Considerations

In addition to the other information contained in this Proxy Statement, you should consider the following factors in determining whether or not to vote in favor of the liquidation and dissolution of the Fund pursuant to the Plan.

The Fund is not able to Estimate Net Proceeds to be Received by Stockholders. The actual amounts to be distributed to stockholders of the Fund upon liquidation is subject to significant uncertainties and not possible to predict at this time. The amount available for distribution to stockholders will be based, in part, on the value of the Fund's assets at the time of liquidation and then-current market conditions; the amount of the Fund's actual costs, expenses and liabilities to be paid in the future; the potential market impact of liquidation of portfolio securities (including the liquidation of potentially large blocks of portfolio securities) under current and developing market conditions; general business and economic conditions; and the time required to liquidate the Fund's assets, all of which cannot be predicted with any certainty at this time.

The Fund is Not Able to Predict at this Time the Length of Time it Would Take to Complete the Liquidation and Dissolution of the Fund. Notwithstanding the approval of 66 2/3% of the outstanding shares of common stock of the Fund, any claims pending against the Fund and/or the Board must be satisfactorily resolved prior to the liquidation of the Fund's assets. While the Board is not currently aware of any such claim, it is possible that such a claim could arise and that costs would be incurred to resolve it. If any such claim should arise, the Fund will not liquidate until such claim is satisfactorily resolved in the sole discretion of the Board. If stockholders approve the Plan, on the Effective Date, the Fund will be authorized to commence the sale and liquidation of its assets and the Fund will cease investment activity other than managing the sale of securities and the Fund's cash levels. The Fund is unable to predict when it will complete the sale of its assets or when it will distribute the liquidation proceeds to stockholders. In effecting the liquidation and dissolution of the Fund, the Fund's Administrator expects to invest the cash proceeds from the sale of portfolio securities in short-term taxable instruments. However, the Fund will not be managed during the liquidation period in a manner designed to produce investment returns analogous to that which it attempted to achieve during its investment operations. Further, the market value of the Fund's portfolio securities may decline during the liquidation period resulting in a reduction in the amounts available for ultimate liquidation distribution, and the length of the liquidation period cannot be predicted at this time as described above.

The Liquidity and Market Price of Fund Common Shares Could Decrease. As the Fund sells its assets and distributes proceeds of the liquidation to stockholders, the Fund's market capitalization and "float" may diminish. Market interest in the Fund's shares may also diminish. This could reduce the market demand for and liquidity of shares of the Fund's common stock, which may adversely affect the market price of the Fund's shares. The Fund currently intends to maintain its listing on the NYSE Amex until such time as the Common Shares are no longer eligible for listing and trading. This would further decrease the market demand for and liquidity and price of the Fund's shares.

INVESTMENT MANAGER AND ADMINISTRATOR OF THE FUND

SCB Asset Management Co., Ltd. serves as the investment manager to the Fund and its principal office is located at 21st–22nd Floor SCB Park Plaza 3, 19 Ratchadapisek Road, Chatuchak, Bangkok 10900, Thailand. DSTC serves as the administrator to the Fund and its principal office is located at One Evertrust Plaza, 9th Floor, Jersey City, New Jersey 07302-3051.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires the Fund's officers and Directors, and persons who own more than ten percent of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership with the Commission and the NYSE Amex. The Fund believes that its officers and Directors have complied with all applicable filing requirements.

REPORT OF THE AUDIT COMMITTEE

At a meeting held on February 27, 2012, the Board of Directors (the "Board") of The Thai Capital Fund, Inc., a Maryland corporation (the "Fund"), including a majority of the Directors who are not "interested persons," as defined under the Investment Company Act of 1940, as amended, selected PricewaterhouseCoopers LLP to act as the Fund's independent registered public accounting firm for the fiscal year ending December 31, 2012. Although it is not expected that a representative of PricewaterhouseCoopers LLP will attend the Meeting, a representative will be available by telephone to respond to stockholder questions, if any.

The Fund's financial statements for the fiscal year ended December 31, 2011 were audited by PricewaterhouseCoopers LLP. The Fund's Audit Committee has reviewed and discussed the audited financial statements of the Fund with management of the Fund. The Fund's Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), as may be modified or supplemented, and have discussed with PricewaterhouseCoopers LLP its independence with respect to the Fund. The Fund knows of no direct financial or material indirect financial interest of PricewaterhouseCoopers LLP in the Fund. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61 and SAS 114 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented. Based on the foregoing review and discussions, the Fund's Audit Committee has recommended to the Board that the Fund's audited financial statements for the fiscal year ended December 31, 2011 be included in the Fund's most recent annual report filed with the Securities and Exchange Commission.

Submitted by the Audit Committee

Rahn K. Porter, Chairman of the Audit Committee
Martin J. Gruber, Member of the Audit Committee
David G. Harmer, Member of the Audit Committee
Richard J. Herring, Member of the Audit Committee

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered in connection with the annual audit and review of the Fund's financial statements for the fiscal years ended December 31, 2011 and 2010 were $79,420 and $69,110, respectively. The fees billed for the fiscal year ended December 31, 2011 and 2010 included $5,560 and $5,400, respectively, related to reports on compliance with Rule 17f-2 under the Investment Company Act of 1940, which permits an affiliated person to act as custodian to the Fund.

Audit-Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for assurance-related services related to the performance of the audit or review of the Fund's financial statements for the fiscal years ended December 31, 2011 and 2010 were $8,000 and $8,000, respectively. These fees were paid in connection with the audit of the Thai Investment Plan performed by PwC Bangkok.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning (consisting of a review of the Fund's income tax returns and tax distribution requirements) for the fiscal years ended December 31, 2011 and 2010 were $8,910 and $8,650, respectively.

Other Fees

There were no other fees billed by PricewaterhouseCoopers LLP for services rendered to the Fund for the fiscal years ended December 31, 2011 and 2010.

Audit Committee Pre-approval

The Fund's Audit Committee's policy is to pre-approve all auditing and non-auditing services to be provided to the Fund by the Fund's registered public accounting firm. All of the audit and the tax services described above for which PricewaterhouseCoopers LLP billed the Fund fees for the fiscal years ended December 31, 2011 and 2010 were pre-approved by the Fund's Audit Committee.

The aggregate fees billed for all other non-audit services, including fees for tax-related services, rendered by PricewaterhouseCoopers LLP to the Fund's investment manager or former investment adviser, and entities controlling, controlled by or under common control with the Fund's investment manager or former investment adviser that provide ongoing services to the Fund for the fiscal years ended December 31, 2011 and 2010 were $2,000 and $2,000, respectively. These fees related to tax representative services performed by PwC Taiwan for Daiwa SB Investments (H.K.) Ltd., an affiliate of the Fund's former investment adviser.

The Audit Committee of the Fund has considered whether the provision of non-audit services rendered to affiliates of the Fund's investment manager and former investment adviser is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Principal Holders. Set forth below is information with respect to persons who, to the knowledge of the management of the Fund, owned beneficially more than 5% of the Fund's outstanding shares of common stock as of the Record Date. The information is based on publicly available Schedule 13D and 13G disclosures filed with the Commission.

Name and Address of Beneficial Owner	Number of Shares of Common Stock and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
City of London Investment Group PLC(1) 77 Gracechurch Street London, England EC3V 0AS	1,243,924	34.89%
Bulldog Investors(2) Park 80 West, 250 Pehle Ave. Suite 708 Saddle Brook, NJ 07663	411,497	11.54%
First Wilshire Securities Management, Inc.(3) 1224 East Green Street, Suite 200 Pasadena, CA 91106	192,147	5.39%

(1)  The above information is based on a Schedule 13G filed with the Commission on February 7, 2012, which indicates that City of London Investment Group PLC has shared voting power and shared dispositive power with respect to its 1,243,924 shares of common stock. Based on a Schedule 13G filed with the Commission on April 9, 2012, as of March 30, 2012 City of London Investment Group PLC holds only 72,137 shares of the Fund's outstanding common stock (2.02%) and has shared voting power and shared dispositive power with respect to its 72,137 shares.

(2)  The above information is based on a Schedule 13G filed with the Commission jointly by Bulldog Investors, Brooklyn Capital Management, Phillip Goldstein and Andrew Dakos, as a group, on March 23, 2012. The Schedule 13G filing indicates that the group has sole voting power with respect to 323,917 of its shares of common stock, shared voting power with respect to 87,580 of its shares of common stock and sole dispositive power with respect to its 411,497 shares of common stock.

(3)  The above information is based on a Schedule 13G filed with the Commission on February 15, 2012, which indicates that First Wilshire Securities Management, Inc. has sole dispositive power with respect to its 192,147 shares of common stock.

Security Ownership of Management. As of the Record Date, the Fund's Directors and officers owned, in the aggregate, less than 1% of the Fund's outstanding shares of common stock.

MISCELLANEOUS

Proxies will be solicited by mail and may be solicited in person or by telephone or telegraph by officers of the Fund or personnel of DSTC. The Fund has retained AST Fund Solutions, LLC to assist in the proxy solicitation. The fee for such services is estimated at $5,000, plus reimbursement of expenses. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Fund's officers or agents in person or by telephone will be borne by the Fund. The Fund will reimburse banks, brokers and other persons holding the Fund's shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

It is important that you promptly submit your vote as a stockholder of the Fund. In the event that sufficient votes in favor of the proposal set forth in the Notice of the Meeting for the Fund are not received by June 4, 2012, the chairman of the meeting or the persons named as proxies in the proxy card may propose one or more adjournments of the Meeting to permit further solicitation of proxies. If submitted to a vote of stockholders, any such adjournment with respect to a proposal will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the Meeting and voting on that proposal. The persons named as proxies in the enclosed proxy card will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

STOCKHOLDER PROPOSALS

In the event that the proposal to liquidate and dissolve the Fund is not approved, any proposal by a stockholder of the Fund intended to be included in the proxy materials for the year 2013 annual meeting of stockholders of the Fund must be received by the Fund, c/o Daiwa Securities Trust Company, One Evertrust Plaza, 9th Floor, Jersey City, New Jersey 07302-3051, not later than December 26, 2012.

The Bylaws require that any proposal by a stockholder of the Fund intended to be presented at a meeting of stockholders must be received by the Fund, c/o Daiwa Securities Trust Company, One Evertrust Plaza, 9th Floor, Jersey City, New Jersey 07302-3051, not earlier than 90 days prior and not later than 60 days prior to June 4, 2013.

By order of the Board of Directors,

/s/ John J. O'Keefe
John J. O'Keefe

Vice President, Secretary and Treasurer

One Evertrust Plaza

Jersey City, New Jersey 07302-3051

April 25, 2012

Appendix A — Form of Plan of Liquidation and Dissolution

THE THAI CAPITAL FUND, INC.
PLAN OF LIQUIDATION AND DISSOLUTION

The following Plan of Liquidation and Dissolution (the "Plan") of The Thai Capital Fund, Inc. (the "Fund"), a corporation organized and existing under the laws of the State of Maryland, which has operated as a closed-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), is intended to accomplish the complete liquidation and dissolution of the Fund in accordance with the requirements of the Maryland General Corporation Law (the "MGCL") and in conformity with the provisions of the Fund's charter (the "Charter").

WHEREAS, the Fund's Board of Directors, at a special meeting of the Board of Directors held on March 8, 2012, declared that in its judgment it is advisable to liquidate and dissolve the Fund and has unanimously adopted this Plan as the method of liquidating and dissolving the Fund and has directed that the liquidation and dissolution of the Fund pursuant to this Plan be submitted to stockholders of the Fund for approval;

NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1.  Effective Date of Plan. The Plan shall be and become effective only upon (a) the adoption and approval of the Plan by the affirmative vote of the holders of 66 2/3% of the outstanding shares of capital stock of the Fund at a meeting of stockholders called for the purpose of voting upon the Plan and (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all claims pending against the Fund and its Board of Directors. The date of such adoption and approval of the Plan by stockholders and resolution of all pending claims is hereinafter called the "Effective Date."

2.  Cessation of Business. After the Effective Date of the Plan, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and will dissolve in accordance with the Plan.

3.  Restriction of Transfer of Shares. The proportionate interests of stockholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings at the close of business on the Effective Date, or on such later date as may be determined by the Board of Directors (the "Determination Date"). On the Determination Date, the books of the Fund shall be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets shall not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the NYSE Amex US LLC (the "NYSE Amex").

4.  Notice of Liquidation. As soon as practicable after the Effective Date, the Fund shall mail notice to the appropriate parties that this Plan has been approved by the Board of Directors and the stockholders and that the Fund will be liquidating its assets. Specifically, upon approval of the Plan, the Fund shall mail notice to its known creditors at their addresses as shown on the Fund's records, and to its employees, either at their home addresses as shown on the Fund's records or at their business addresses, and otherwise consistent with the MGCL.

5.  Liquidation of Assets. After the event in clause (a) in Section 1 hereof, the Board of Directors may authorize the commencement of the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars. As soon as is reasonable and practicable after the Effective Date of the Plan, or as soon thereafter as practicable depending on market conditions and consistent with the terms of the Plan, all portfolio securities of the Fund not already converted to U.S. cash or U.S. cash equivalents shall be converted to U.S. cash or U.S. cash equivalents.

6.  Payments of Debts. As soon as practicable after the Effective Date, the Fund shall determine and shall pay, or set aside in U.S. cash or U.S. cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the Second Distribution provided for in Section 7, below.

7.  Liquidating Distributions. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended, the Fund's assets are expected to be distributed by up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge (a) any unpaid liabilities and obligations of the Fund on the Fund's books on the First Distribution date, and (b) any liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund. A second distribution (the "Second Distribution"), if necessary, is anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of liabilities and expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income to the Fund.

Each stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the stockholder's proportionate interest in the net assets of the Fund as of the Determination Date. Each stockholder holding stock certificates of the Fund will receive a confirmation showing the number of shares represented by such stock certificates and the total number of outstanding shares of the Fund as of the Determination Date. This confirmation will include an advice that each stockholder will be paid such stockholder's proportionate interest in the net assets of the Fund in cash upon return of the stock certificate. All stockholders will receive information concerning the sources of the liquidating distribution.

8.  Expenses of the Liquidation and Dissolution. The Fund shall bear all of the expenses incurred by it in carrying out this Plan including, but not limited to, all printing, mailing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of stockholders whether or not the liquidation contemplated by this Plan is effected.

9.  Power of Board of Directors. The Board of Directors and, subject to the direction of the Board of Directors or a duly authorized committee thereof, the Fund's officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the MGCL, the 1940 Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, NYSE Amex rules or any other applicable laws or regulations.

10.  Amendment or Abandonment of Plan. The Board of Directors shall have the authority to authorize such variations from or amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland, the 1940 Act, the Charter, the Bylaws of the Fund and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and, in the judgment of the Board of Directors, will materially and adversely affect the interests of the Fund's stockholders, such variation or amendment will be submitted to the Fund's stockholders for approval. In addition, the Board of Directors may abandon this Plan prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

11.  De-Registration Under the 1940 Act. As soon as practicable after the liquidation and distribution of the Fund's assets, the Fund shall prepare and file a Form N-8F with the Securities and Exchange Commission and take such other actions as may be necessary in order to de-register the Fund under the 1940 Act. The Fund shall also file, if required, a final Form N-SAR (a semi-annual report) with the SEC.

12.  Dissolution under Maryland Law. As soon as practicable after the Effective Date, but in any event no earlier than 20 days after the mailing of notice to the Fund's known creditors and remaining employees, if any, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Charter, including filing Articles of Dissolution with and for acceptance by the State Department of Assessments and Taxation of Maryland.

13.  Appraisal Rights. Under Maryland law, stockholders will not be entitled to appraisal rights in connection with the liquidation and dissolution of the Fund pursuant to the Plan.

THE THAI CAPITAL FUND, INC.

c/o Daiwa Securities Trust Company, One Evertrust Plaza, Jersey City, New Jersey 07302-3051

Proxy Solicited on Behalf of the Board of Directors for the
Annual Meeting of Stockholders on
June 4, 2012

The undersigned stockholder of The Thai Capital Fund, Inc., a Maryland corporation (the “Fund”), hereby appoints John J. O’Keefe and Anthony Cambria, or either of them, as proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders (the “Meeting”) of the Fund, to be held at the offices of Daiwa Capital Markets America Holdings Inc., Financial Square, 32 Old Slip, 14th Floor, New York, New York 10005, on June 4, 2012 at 4:00 p.m., New York time, and any and all adjournments or postponements thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting.

The votes entitled to be cast by the undersigned will be cast in accordance with the instructions given by the undersigned stockholder, but if this proxy is executed and no instructions are given, the votes entitled to be cast by the undersigned will be cast IN FAVOR OF Proposal 1 and IN FAVOR OF Proposal 2 as set forth in this proxy card.  In addition, the votes entitled to be cast by the undersigned will be cast, in the discretion of the proxy holder on such other business as may properly come before the Meeting or any adjournment or postponement thereof.  The undersigned hereby revokes any and all proxies with respect to such Shares heretofore given by the undersigned.  The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of which are incorporated by reference.

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

THE THAI CAPITAL FUND, INC.

June 4, 2012

INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting and Proxy Statement

are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=14194

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.
20200000000000000000 6	060211

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2 BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect Richard J. Herring as a Class III Director of the Fund to serve until the 2015 Annual Meeting of Stockholders and until his successor is duly elected and qualifies.	2.	To approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution of the Fund attached to the Proxy Statement as Appendix A.

☐	FOR	☐	FOR
☐	AGAINST	☐	AGAINST
☐	ABSTAIN	☐	ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.